     Fiscal year                                                           1998        1997        1996        1995        1994

     Ended                                                                1/3/99     12/28/97    12/29/96    12/31/95     1/1/95
                                                                         -------------------------------------------------------
Earnings from continuing operations before income taxes                  124,908     233,507     106,395     148,365      54,576

Add:
     Interest on indebtedness                                             50,958      51,431      50,131      32,625      31,252
     Amortization of debt expense                                            177         610       1,335       1,496       1,373
     Portion of rents representative of the interest factor               10,835      11,796      11,585      10,935       9,906

Deduct:
     Interest capitalized and undistributed earnings
       from less than 50% owned companies                                (12,701)    (10,380)     (5,259)     (2,848)     (1,863)
                                                                         -------------------------------------------------------

Earnings as adjusted                                                     174,177     286,964     164,187     190,573      95,244
                                                                         -------------------------------------------------------
                                                                         -------------------------------------------------------

Fixed charges:
     Interest on indebtedness                                             50,958      51,431      50,131      32,625      31,252
     Amortization of debt expense                                            177         610       1,335       1,496       1,373
     Portion of rents representative of the interest factor               10,835      11,796      11,585      10,935       9,906
                                                                         -------------------------------------------------------

Total fixed charges                                                       61,970      63,837      63,051      45,056      42,531
                                                                         -------------------------------------------------------
                                                                         -------------------------------------------------------

Ratio of earnings to fixed charges                                           2.8         4.5         2.6         4.2         2.2